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                                                                     Exhibit 1.1

Articles of Association

Telefonica, S.A.

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Articles of Association

Telefonica, S.A.
Office of the General Secretary and
Secretary to the Board of Directors
Third issue - April 2001

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                                                     ARTICLES OF ASSOCIATION

     The Compania Telefonica Nacional de Espana was established by means of a public deed authorised by Mr. Alejandro Rosello Pastor, Notary Public of Madrid, on the 19th. day of April of the year of 1924, and filed with the Madrid Commercial Registry at its volume 152 of the Companies section, folio 122, sheet 5,083, 1st. entry, Fiscal Identification Number A-28015865.

     The aforementioned company name was later changed to "Telefonica de Espana, Sociedad Anonima", by means of a public deed executed on the 16th. day of June of the year of 1988; and this latter name was itself changed to "Telefonica, S.A.", by means of another public deed executed on the 15th. day of April of the year of 1998 before the Notary Public of Madrid, Mr. Agustin Sanchez Jara, and filed with the Commercial Registry of Madrid at the volume 12.534, folio 21, section 8, sheet M-6164, entry N(0) 1359.

     These Articles of Association were adapted to the consolidated text of the Limited Liability Companies Act as of December 22nd. 1989, by means of a public deed executed on the 10th. day of July of the year of 1990 before the Notary Public of Madrid, Mr. Miguel Mestanza Fragero, and they incorporate, inter alia, such modifications to said Articles as were adopted by the Extraordinary Shareholders Meeting held on the 24th. day of June of the year of 1998, which were then executed as a public deed authorised by the Notary Public of Madrid, Mr. Agustin Sanchez Jara, on the 23rd. day of July of the year of 1998, and filed under number 5531 of said Notary's minute of record.

     By means of a public deed executed on the 6th. Day of July of the year of 1999 before the Notary Public of Madrid, Mr. Jose A. Escartin Ipiens, and filed under number 2861 of his minute of record, the par value of the share stock was split by adjusting to one euro the par value of each share.

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Summary

                                                   Table of contents by sections

                                             Text of the Articles of Association

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                                                         Articles of Association

                                                   Table of contents by sections

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                                                         Articles of Association

Part I
Sundry provisions

         Section 1                                               Corporate name
         Section 2                                               Corporate term
         Section 3                              Registered address and branches
         Section 4                                             Corporate object

Part II
Stock capital and shares

         Section 5                                                Stock capital
         Section 6                                                 Share system
         Section 7                                                Capital calls
         Section 8                                Rights conferred upon members
         Section 9                     Joint ownership and real property rights
                                                                      on shares
         Section 10              Acquisition of corporate shares by the company
         Section 11                 Members to abide by Articles of Association
                                                   and by corporate resolutions
Part III
On the corporate bodies

         Section 12                              Definition of corporate bodies

         FIRST ARTICLE                      ON THE GENERAL SHAREHOLDERS MEETING

         Section 13                                General Shareholders Meeting
         Section 14                          Powers of the Shareholders Meeting
         Section 15                         Ordinary and Extraordinary Meetings
         Section 16                       Convening of the Shareholders Meeting
         Section 17                                             Right to attend
         Section 18                                 Shareholders' right to know
         Section 19              Chairman to the meeting and roll of appearance
         Section 20                                    Discussion and balloting
         Section 21                                     Adoption of resolutions
         Section 22                    Minutes of the meeting and documentation
                                                                 of resolutions

         SECOND ARTICLE                                    CORPORATE MANAGEMENT
         Section 23                              Corporate management structure
         Section 24                               Structure and election to the

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                                                             Board of Directors
         Section 25                                 Personal requirements to be
                                                         appointed to the Board
         Section 26                             Appointments to corporate posts
         Section 27                           Meetings, setting up and adoption
                                                    of resolutions by the Board
         Section 28                                                Remuneration
         Section 29                                    Corporate representation
         Section 30                            Powers of the Board of Directors
         Section 31                                         Executive Committee
         Section 31 bis                             Audit and Control Committee
         Section 32                                             On the Chairman
         Section 33                                    On the Secretary General

Part IV
On the annual statements, profits and dividends

         Section 34                          Financial year and presentation of
                                                              annual statements
         Section 35                                     Distribution of profits

Part V
Winding up and liquidation

         Section 36                                      Grounds for winding up
         Section 37                                  Liquidation of the company


Text of the Articles of Association

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                                                                          Part 1
                                                               Sundry provisions

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                                                                       Section 1
                                                                  Corporate name

     The name of the Company is "Telefonica, S.A." and it will operate under the provisions of these Articles of Association and, as for those matters which are not regulated hereunder, in accordance with the Limited Liability Companies Act and any other applicable legal statutes.

                                                                       Section 2
                                                                  Corporate term

     The Company has been established for an unlimited period of time; its operations started as of the date of its incorporation deed and it will only be wound up on such grounds and under such conditions as are provided for under section 36 of these Articles of Association.

                                                                       Section 3
                                                 Registered address and branches

1. The registered address shall be at Gran Via 28 (Madrid), and the Board of Directors shall be entitled, to the extent allowed under the legal provisions in force, to change said address within the limits of the municipality of Madrid.

2. The Board of Directors shall also be entitled to resolve upon the opening, closing and transfer of branches, agencies, delegations, premises and representation offices, to such extent and in such places as it deems convenient, both in this country and abroad.

                                                                       Section 4
                                                                Corporate object

1.   The corporate object shall be as follows:

     a) Delivery and exploitation of any and all kinds of public and private telecommunication services and, to such end, to design, install, preserve, repair, improve, acquire, dispose of, connect, administrate, manage and perform whatever other activities other than those mentioned hereinbefore, with respect to any sorts of nets, lines, satellites, items of equipment, systems and items of technical infrastructure, both existing at present or to be created in the future, including the property upon which any and all of the above items are set up.
     b) Delivery and exploitation of any and all sorts of ancillary or supplementary services, as well as of any services that may stem from communication activities.
     c) Research and development, promotion and application of any and all component principles, items of equipment and systems which are directly or indirectly used in telecommunications.
     d) Manufacturing, production and, generally, any and all forms of industrial activities related to telecommunications.
     e) Acquisition, disposal and, generally, any and all forms of trade activities related to telecommunications.

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2.   All such activities as are an integral part of the corporate object hereinbefore defined may be carried out both in Spain and abroad, and either in whole or in part directly by the Company itself, or by means of the holding of shares or other interests in other companies or corporate bodies which may have similar or like corporate objects.

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                                                                         Part II

                                                        Stock capital and shares

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                                                                       Section 5
                                                                   Stock capital

1. The capital stock of Telefonica amounts to 4.955.891.361 Euros represented by 4.955.891.361 ordinary shares in a single series and having a par value of 1.00 Euro each, fully paid up.

2. The General Shareholders' Meeting, in accordance with such requirements and within such limits as have been statutorily established to such effects, may delegate upon the Board of Directors the power to increase the share capital."

                                                                       Section 6
                                                                    Share system

1. The shares, being represented by account entries, shall be construed and regulated by the regulatory provisions of the stock market and other statutory provisions in force.

2. Any change in the characteristics of the shares represented by means of account entries shall be announced, once formalised under the provisions of the Limited Liability Companies Act and the Stock Market Act, in the Official Gazette of the Commercial Registry as well as in one newspaper widely distributed in Madrid.

3. The Company shall acknowledge as a shareholder any person who appears to be acknowledged as such in the pertaining accounting entries.

                                                                       Section 7
                                                                   Capital calls

1. Capital calls shall be settled by the Board of Directors within the specified time limits and within the existing statutory limitations.

2. Any overdue of the capital calls shall produce for the delinquent partner such effects as are provided for under law.

     In case of assignment of any shares which are not fully paid up, the acquirer thereof shall be jointly responsible with all the preceding assignors.

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                                                                       Section 8
                                                   Rights conferred upon members

1. Every share shall confer upon its lawful holder the right to membership as well as all other rights contemplated, both under law and in these Articles of Association.

2. Under such conditions as are provided for under law and except in such cases as are equally contemplated thereunder, shareholders shall enjoy, at least, the following rights:

     a) The right to take part in the distribution, both of the corporate gains and of the net worth remaining on the liquidation of the company.

     b) The right to preferential underwriting in case new shares or convertible bonds are issued.

     c) The right to attend and vote at General Shareholders Meetings - under such terms and conditions as are provided for under these Articles of Association - and, when required, to contest corporate resolutions.

     d) The right to obtain such information as may be required in order to ascertain the situation and condition of the Company.

3. Notwithstanding the above provisions, the Company shall be entitled to issue non-voting shares, under such terms and conditions and within such limits and other requirements as may be provided for under law.

                                                                       Section 9
                              Joint ownership and real property rights on shares

1. Shares shall be indivisible. Joint owners of a share are, therefore, to delegate upon a single person the power to exercise their corporate rights, and shall be jointly responsible towards the Company with respect to any and all liabilities stemming from their shareholding. This rule shall also apply to all other forms of joint ownership of rights on the shares.

2. In case any shares are subject to a right of usufruct, membership shall lie with the remainderman; however, the usufructuary shall be entitled, in any case, to collect any dividends that the Company may pay during the term of the usufruct.

3. In case any shares are pledged, the owner thereof shall retain all shareholders' rights, and the holder of the pledge shall be obliged to facilitate the exercise of said rights.

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                                                                      Section 10
                                  Acquisition of corporate shares by the Company

     The Company may only acquire its own shares in such a way, using such funds and to such effects as are contemplated under the applicable laws in force.

                                                                      Section 11
                                     Members to abide by Articles of Association
                                                       and corporate resolutions

     Title to any number of shares implies an unrestricted acceptance of, and agreement to, the Articles of Association and the Regulations governing the Company, as well as to the resolutions duly adopted by the General Shareholders Meeting, the Board of Directors or the Executive Committee, with respect to such matters as fall within the scope of their respective powers.

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                                                                        Part III
                                                         On the corporate bodies

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                                                                      Section 12
                                              Definition of the corporate bodies

     The responsibility for the administration and management of the Company shall lie, under such terms and conditions as are stated hereinafter, with the following bodies:

     a)  The General Shareholders Meeting
     b)  The Board of Directors
     c)  The Executive Committee, and
     d) The Chairman and such Managing Directors as may be appointed by the Board of Directors as among its members.

                                                                   FIRST ARTICLE
                                             ON THE GENERAL SHAREHOLDERS MEETING

                                                                      Section 13
                                                    General Shareholders Meeting

1. The General Shareholders Meeting shall be the highest deliberating body of the Company and the forum in which the corporate policy is enacted.

2. The shareholders, duly and legally seating at the General Shareholders Meeting, shall decide, by a majority of votes, upon such matters as pertain to the areas of competence of the Shareholders Meeting.

3.   All the members, including the dissenting ones and those who have not taken part in the Meeting, shall be bound by the resolutions adopted by the General Shareholders Meeting, without prejudice to the right to challenge to which every shareholder is entitled, in such cases and in such terms and conditions as are provided under law.

                                                                      Section 14
                                              Powers of the shareholders meeting

     The Shareholders Meeting shall decide upon such matters as are bestowed upon it under the legal provisions in force or under these Articles of Association; specifically, it shall decide upon the following matters:

     1.  Appointment and dismissal of the Directors.
     2.  Appointment of the Accounting Auditors.
     3. Appraisal of the corporate management and, approval, if needed, of the financial statements for the previous year, as well as adoption of resolutions on the allocation of the profits.
     4.  Increase or reduction of the stock capital.
     5.  Issuance of Bonds.
     6.  Modification of the Articles of Association.

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     7.  Winding up, merger, spin-off or transformation of the Company.
     8. Any other matters that the Board of Directors may decide to submit to the Shareholders Meeting.

                                                                      Section 15
                                             Ordinary and Extraordinary Meetings

1. The Ordinary General Shareholders Meeting, previously convened to such effect, shall be statutorily held within the first six months of each year, in order to appraise the corporate management, approve, when appropriate, the financial statements pertaining to the previous year, and decide upon the application of the profits. Resolutions may also be adopted at this Meeting on any such other matters pertaining to the competence of the General Shareholders Meeting as are identified in the above section 14, provided the matter in question appears in the Agenda and provided, further, that the Meeting has been attended by the representatives of the minimum capital amount required under law.

2. Any Meetings other than those contemplated in the previous section shall be deemed extraordinary and may be held in whatever time of the year that the Board of Directors think fit.

3. Also, an Extraordinary General Shareholders Meeting shall be held at the written request of a number of shareholders which hold, at least, five per cent of the stock capital, provided they indicate in their request the matters which are to be dealt with. In this case, the Board of Directors shall convene a Meeting to be held not later than thirty days after the date of the notarially attested summons requiring them to hold the Meeting. The Board of Directors shall prepare the Agenda, which is to include, at least, the matters indicated in the summons.

4. General Meetings, both ordinary and extraordinary, when duly convened, shall be validly held in accordance with the statutory provisions applicable in each case, taking into consideration the matters included in the Agenda.

                                                                      Section 16
                                              Convening the Shareholders Meeting

1. The General Shareholders Meeting shall be convened by means of an announcement in the Official Gazette of the Commercial Registry, as well as in a widely distributed newspaper in Madrid, at least fifteen days prior to the stipulated date of the Meeting.

2. The aforementioned announcement shall contain all such particulars as are required under law in each case and, in every instance, indication shall be made of the day, place and time of the Meeting on first summons, as well as of every matter to be dealt with. The announcement may also contain, when appropriate, the date on which the Meeting is to be held on second summons.

3. No matter which has not been included in the Agenda shall be discussed at the General Meetings.

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                                                                      Section 17
                                                                 Right to attend

1. Every shareholder shall be entitled to attend the General Shareholders Meeting who holds, at least, a number of shares representing a par value of not less than 300 euros, provided that said shares have been entered in the shareholder's name in the pertaining registry of account entries no less than five days before the date on which the General Meeting is to be held, and provided, also, that each shareholder documents such circumstance by means of the corresponding attendance card, or else, by producing a certificate issued by any subscribed Entity to the Securities Compensation and Settlement Service, or by any other means contemplated under the legal provisions in force.

     Notwithstanding the above, any shareholders who hold a lesser number of shares shall be allowed at any time to delegate the representation thereof upon a shareholder enjoying the right to attend the Meeting, and they shall also be entitled to join other shareholders in similar situation, in order to reach, among all, the required number of shares, it being understood that the group is to bestow its representation upon one of its members. This grouping shall be made up especially for each Meeting and shall be documented in written form.

2. Any shareholder entitled to attend shall be allowed to delegate his or her representation at the General Meeting upon another person, who needs not be a shareholder. This proxy shall be conferred on such terms and conditions as may be required under law.

     Both the Chairman and the Secretary to the General Shareholders Meeting shall enjoy full powers, in the maximum extent permitted under law, to decide upon the validity of the documentary appointment of proxies, and they shall only reject as invalid those appointments which lack the minimum stipulated requirements, always provided that this situation cannot be remedied.

3. Except in case of a documented impediment, the members of the Board of Directors are expected to attend General Meetings. The Board of Directors may also authorise managers, technicians and and other persons having an interest in the successful management of operations.

                                                                      Section 18
                                                     Shareholders' right to know
1. Shareholders may request - either in writing, prior to the date of the Meeting, or verbally, during the Meeting - such reports or clarifications as they deem fit on the points included in the Agenda. The Board of Directors shall be under the obligation to supply such items, except for those cases in which, in the Chairman's opinion, the coming of such information into public dominion would harm corporate interests. This information shall not apply when the request is supported by a number of shareholders representing, at least, one fourth of the stock capital.

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2.   There shall appear in the circular convening the General Shareholders
Meeting an indication that the shareholders are entitled to immediately obtain from the Company at no costs, in the registered office thereof, a copy of such documents to be submitted to the Meeting's approval, as well as the report issued by the Accounting Auditors.

3. Whenever any modifications to the Articles of Association are to be discussed at the General Meeting, there shall be indicated in the Convening circular, in addition to such particulars as are required under law, the entitlement of every shareholder to inspect at the registered office the unabridged contents, both of the proposed modifications and the report thereon, as well as to request the delivery or the remittance, free of charge, of said documents.

4. In case the Meeting is to decide upon a stock capital increase or reduction, the issuance of convertible debentures, a corporate merger or spin-off, such information as is required under law is to be supplied.

                                                                      Section 19
                                  Chairman to the meeting and roll of appearance

1. The Chairman of the Board of Directors and, failing him, one of its Vice Chairmen, in accordance with their seniority rank, shall preside over the General Shareholders Meeting and, in case of vacancy, absence or illness, the senior Director shall preside over the Meeting and, in case of equal seniority, the older Director shall be the Chairman. The Secretary of the Board of Directors shall fill the same post at the General Shareholders Meeting and, failing him, an Assistant Secretary of the Board shall perform those duties, in accordance with their seniority rank, and, in case there is no Assistant Secretary available, the junior Director shall be the Secretary of the Shareholders Meeting; if there are two junior Directors, the younger one shall perform the task.

2. The members of the Board of Directors shall seat at the Board presiding over the Shareholders Meeting.

3. Two shareholders may be appointed as tellers to the Meeting. The shareholders present at the Meeting shall elect the tellers among the five shareholders attending or represented at the Meeting who are entitled to cast the greatest number of votes, and both the Chairman and the Secretary of the Meeting shall be excluded from the election.

4. On the setting up of the Board and before the discussion starts on the several points in the Agenda, a roll of appearance shall be made up, indicating therein the title and representation vested upon each person, as well as the number of shares held by him or her either in his own name or by proxy. At the end of the roll, an indication shall be made of the number of shareholders personally attending the Meeting or represented thereat, as well as the amount of capital they represent. In accordance with the provisions of the Commercial

Registry Regulations, the roll of appearance may either consist of filing cards or be incorporated to a computer medium.

5. Once the roll of appearance has been made up, the Chairman shall state whether the requirements for the valid holding of the meeting have been fulfilled or not. Any doubts or claims arising with respect thereto shall be clarified by the Secretary and the tellers. Then, if appropriate, the Chairman shall confirm that the Meeting may validly do business.

                                                                      Section 20
                                                        Discussion and balloting

1. In leading the Meeting, the Chairman shall make sure that the discussion abides by the Agenda and shall clarify any doubts that may arise with respect to the contents thereof; moreover, the Chairman shall give the floor as he deems fit to those shareholders who ask therefor, and he shall also be entitled to put an end to the discussion on any point when he thinks it has been debated at length or that one speaker is hindering the development of the discussion, or else, if the point is not included in the Agenda. The Chairman shall decide upon the moment when the balloting on the proposals is to take place, and shall also announce the results of the balloting.

2. When needed, the balloting shall take place by show of hands, and resolutions may also be adopted by general agreement of the shareholders, without prejudice to the legal provisions in force with respect to the need to state in the Minutes the position of the dissenting shareholders, if any.

                                                                      Section 21
                                                         Adoption of resolutions

1. The General Meeting shall adopt resolutions by such mayority of votes cast by the shareholders - either personally attending or represented at the Meeting
- as is required under law.

2. Each share present or represented at the Meeting shall be entitled to cast one vote - except for those shares with no voting rights adhered to them - in accordance with the legal provisions in force.

     Notwithstanding the provisions of the above paragraph, no shareholder shall be allowed to cast a number of votes representing more than ten per cent of the overall stock capital entitled to voting rights which is outstanding at any time, regardless of the number of shares he actually holds.

     In ascertaining the maximum number of shares which each shareholder may cast, only those shares owned by each shareholder shall be taken into account, and the stock belonging to other shareholders who have named him as their proxy shall not be taken into account, without prejudice to the aforementioned ten per cent limit, which shall equally apply to every represented shareholder.

     The limit set in the above paragraphs shall equally apply, both to the maximum number of votes that may be cast - either jointly or individually - by two or more shareholding companies belonging to the same group of companies, and to the maximum number of votes which may be cast by an individual or a corporate body holding shares in this Company, or by the organisation or the organisations which are directly or indirectly controlled by that individual or corporate body.

     To such effects as are indicated in the previous paragraph, both the existence of groups of organisations and the controlling situations depicted above shall be ascertained in accordance with the provisions of section 4 of the Stock Market Act as of July 28th. 1998.

     Without prejudice to such restrictions to the voting rights as are depicted above, all the shares represented at the Meeting shall be taken into account in the determination of the required quorum to validly hold the Meeting; however, in the casting of votes, those shares shall be subject to the 10 per cent limit on the number of votes which can be cast, in accordance with the provisions of this section.

                                                                      Section 22
                         Minutes of the Meeting and documentation of resolutions

1. The discussions and resolutions of the General Meeting shall be written into the Minutes, in which indication shall be made of, at least, all the information required by the Commercial Registry Regulations and Act. On the approval of the Minutes as provided for under law, a transcription thereof shall be made into the Book of Minutes, which shall be signed by the Secretary and countersigned by the Chairman, or else, by the persons who have performed both functions at the Meeting.

2. When approved in accordance with the legal provisions in force, the Minutes shall be binding as from the date of said approval.

3. Any overall or partial certifications as may be required in order to give evidence of the resolutions passed at the General Shareholders Meeting shall be issued and signed by the Secretary, and countersigned by the Chairman, or failing them, by the persons who have performed both functions at the Meeting.

4. The Directors may ask a Notary Public to authorise the Minutes of the Meeting, and shall necessarily do so whenever, at least five days prior to the date of the Meeting, such notarial certification is requested by a number of shareholders representing no less than one per cent of the stock capital. The notarial fees shall be paid for by the Company. This notarial certification shall be deemed as part of the Minutes of the Meeting.

5. Every shareholder shall be entitled to request and obtain at any time a certification of the resolutions adopted at the General Meetings and of the Minutes thereof.

                                                                  SECOND ARTICLE
                                                            CORPORATE MANAGEMENT

                                                                      Section 23
                                                  Corporate management structure

1. The management of the Company shall be vested upon the Board of Administrators and the Chairman thereof, the Executive Committee and, if needed, upon one or more Managing Directors.

2. Each of the aforementioned bodies shall have such powers as are bestowed upon it in these Articles of Incorporation, in addition to such powers as are provided for under law.

                                                                      Section 24
                                Structure and election to the Board of Directors

1. The Board of Directors shall consist of no less than five and no more of twenty members, who are to be elected by the General Shareholders Meeting.

2. The Directors shall be elected for a maximum term of five years. They may be reelected for one or more further terms of equal maximum duration.

3. The Board of Directors shall be entitled to provisionally fill any vacancies that may occur therein; to such end, the Board may appoint in legal form those persons who are to fill such vacancies until the next General Shareholders Meeting.

4. In case the legal provisions in force make it imperative that one or more persons who have not been elected by the shareholders become members to the Board of Directors, the number thereof shall not be included in the minimum and maximum numbers as provided for in paragraph (1) above.

                                                                      Section 25
                              Personal requirements to be appointed to the Board

1. There may only be elected as members of the Board of Directors such persons as have been holders, at least three years prior to their appointment, of a number of shares in the Company representing a par value of no less than 3.000 euros, which shares may not be assigned as long as they remain members of the Board.

     The aforementioned requirements shall not apply with respect to those persons that, at the time of their appointment to the Board, are either bound to the Company by a professional or labour relationship, or are expressly exempted from those requirements by the vote of no less than 85 per cent of the Directors.

2. Only persons of legal age may be elected to the Board of Directors who are exempt from such bans and grounds for incompatibility as are contemplated under the legislation in force, namely, under the National Act No 25/83, as of December 26th. 1983/1/, an under Act No 7/84, as of March 14th. 1984, approved by the Assembly of the Autonomous Community of Madrid/2/.

                                                                      Section 26
                                                  Appointment to corporate posts

1. The Board of Directors shall elect as among its members a Chairman and one or more Vice Chairmen, upon which the Chairman may delegate his functions and who shall substitute the Chairman in case of absence or illness thereof. Moreover, the Vice Chairmen shall have such powers and perform such functions as the Board or its Chairman may bestow upon them.

2. The Board of Directors may delegate such functions as it deems fit on one or more Directors, in accordance with the legal provisions in force.

3. The Board of Directors shall also provide for the staffing of such corporate management posts as it deems necessary for the proper operation of the Company; moreover, the Board shall appoint a corporate Secretary and such Assistant Secretaries as it deems fit.

4. Only those Directors who have been members of the Board for, at least, the last three years previous to their appointment, may be elected as Chairman, Vice Chairman, Managing Director or member of the Executive Committee. However, said seniority in the Board shall not be required if the election takes place with the votes of no less than 85 per cent of the members of the Board of Directors.

                                                                      Section 27
                   Meetings, setting up and adoption of resolutions at the Board

1. The Board of Directors shall regularly meet at the registered office at least once a month, on being duly convened.

2. The Board of Directors shall hold extraordinary meetings whenever its Chairman - or the Chairman at large - shall convene a meeting. It shall also meet whenever no less than three Directors request a meeting.

3. Every Director shall be entitled to delegate his representation by proxy on any other member of the Board, who shall then be empowered to attend, participate and vote at the meeting indicated in the proxy.

4. In case a Director living in Madrid is unwarrantedly absent from four successive meetings of the Board of Directors, this body may dismiss him and appoint a temporary Director to fill his post, until this provisional appointment is ratified at the next succeeding General Shareholders Meeting.

5. The validity of the resolutions adopted by the Board shall be made conditional upon the attendance, either personally or by proxy, of more than one half of the number of acting Directors; in case there is an odd number of acting Directors, the number of Directors present at the meeting must be higher than the number of absent ones in order to adopt valid resolutions.

6. In any and all cases, resolutions shall be adopted by a majority of votes as among the Directors attending the meeting, either personally or by proxy, except for those cases in which a greater majority is requested under the legal provisions in force.

7. A written ballot with no meeting shall be acceptable provided no Directors contend this procedure.

8. The debates and the resolutions adopted by the Board of Directors shall be written down in the Minutes, which shall be signed by the Secretary and countersigned by the Chairman - or by the persons who have performed their respective functions at the meeting. The Minutes shall be set up or transcribed into a Book of Minutes, which need not be the same book as the one provided for with respect to the General Shareholders Meetings. In case a written ballot is agreed with no previous meeting, both the adopted resolutions and the votes cast in writing shall be indicated in the Book of Minutes.

                                                                   Section 28/3/
                                                                    Remuneration

1. Directors' remuneration shall comprise a fixed set monthly allowance and expenses for attending meetings of the Board of Directors and its management or consultative committees. Any remuneration the Company may pay its Directors collectively under either of the foregoing heads shall be that set for that purpose by the General Shareholders' Meeting, which remuneration shall remain in force until the latter resolves that it be changed. The Board of Directors shall set the exact amount to be paid within that ceiling and how it is divided between the various Directors.

2. Additionally and apart from such remuneration as is provided for under the above paragraph 1, other remuneration systems may be created that may, either be indexed to the listing value of the shares, or consist of the delivery of stock or of stock options to the Directors. The application of said remuneration systems must be authorized by the General Shareholders' Meeting, which shall fix the stock value which is to be taken as the term of reference thereof, the number of shares to be delivered to each Director, the exercise price of the stock options, the term of such remuneration system and such other terms and conditions as may be considered as fit.
(se ha eliminado una frase)

3. Such remuneration systems as are provided for under the above paragraphs and which shall stem from the appurtenance to the Board of Directors, shall be deemed compatible with any and all other professional or work-based compensations to which the Directors may be entitled in consideration of whatever executive or advisory services which they may deliver to the Company, other than such supervisory and decision - making functions of a collecty nature as may pertain to them as such Directors, which functions shall be subject to the applicable legal provisions in force.

4. To ensure that the remuneration of the Directors qua Directors is duly transparent, the Annual Report shall specify the individualised remuneration relating to each of the offices or positions on the Board and its committees (Chairman, Vice-Chairman, Member). The remuneration of executive Directors in respect of matters other than those referred to in paragraph 1 of this article shall be given as a total, with a breakdown of the various items or heads of remuneration.

                                                                      Section 29
                                                        Corporate representation

1. The corporate representation, both judiciary and extrajudiciary, shall lie with the Board of Directors, the Chairman thereof, the Executive Committee and, if any, the Managing Directors.

2. Both the Board of Directors and the Executive Committee shall perform their representation functions acting collectively, as a single body. Every resolution adopted by the Board of Directors or by the Executive Committee shall be executed by its Chairman or by the Vice Chairman, the Director appointed to such effect in the resolution, or the Secretary, any one of which may act severally and individually.

3. The Chairman of the Board of Directors and the Managing Directors shall perform their representation functions acting severally and individually.

                                                                      Section 30
                                                Powers of the Board of Directors

1. The Board of Directors shall enjoy full powers and authority to rule, manage, govern, operate and represent the Company.

2. The Board of Directors shall be entitled to adopt resolutions on any and all sorts of matters which are not bestowed under law or by operation of these Articles of Association on the General Shareholders Meeting.

3. Consequently, and without limitation, the Board of Directors shall have the following powers:

     1) Assume the corporate management, organise the corporate services and enact such internal operating regulations - including the technical ones - that it deems fit.
     2) Elaborate the draft tariffs applicable to the regulated services, as well as any proposals to revise or modify said tariffs; and discretionary set the prices of non-regulated services and activities.
     3) Set up the overall organisation structure of the Company and, to such end, set up such operating units as it deems fit, as well as restructure or close down such units.
     4) Approve the size of the labour force, engage, employ or appoint, and dismiss or sack, employees belonging to whatever category; determine their salary and any ordinary or extraordinary premiums or fringe benefits; establish their lines of accountability and reporting; and authorise the execution of collective agreements.
     5) Determine the ordinary and extraordinary remuneration of the Company managers.
     6) Grant aids, allowances and gifts.
     7) Organise, manage and supervise the operations of the Company.
     8) Deal, transact, settle and enter into contracts, agreements, engagements and undertakings of whatever kinds, namely, those that may be related to the setting up, acquisition, disposal, operation, administration or sale of telecommunication facilities, including the power to submit such matters as it seems fit to the judgement of arbitrators at law or in equity; and acquire, dispose of, mortgage, encumber, lease and sublease any and all kinds of property, rights and licences; establish and withdraw guaranties; incorporate new companies and other kinds of corporate bodies, as well as acquire shares in existing ones; and generally, do such things and acts as may appear to inure for the benefit of the corporate object of the Company.
     9) Appoint such representatives, counsellors, advisors, attorneys, consultants, agents and dealers as the Company may wish to employ; and ascertain both their powers and their remuneration.
     10) Request and obtain whatever patents, trademarks and other kinds of industrial property, as well as whatever sorts of copyrights, and acquire such rights as may have previously been granted to other individuals or corporate bodies.
     11) Decide upon and carry out such credit transactions as may appear to contribute to foster the corporate object, as well as any and all acts and things as may be required for the issuance, conversion, repayment, redemption, conversion, sale or purchase, for the account of the Company, of bonds, debentures, promissory notes and any other kinds of securities or financial instruments; and to decide upon interests rates, underwriting terms and conditions, redemption term, collateral and all other terms and conditions of the transactions; also, to decide upon the placement and increase of the available funds.

         12) Perform all such acts and things as may be required before the securities and other instruments issued by the Company may be listed at both domestic and foreign stock exchanges, as well as at any other stock markets whenever it is deemed convenient.
         13) Do any such acts and things as may be needed in order to perform the issuance of shares, once the required approvals have been obtained, and to decide on the terms of payment of their respective prices.
         14) Approve any and all withdrawals, transfers and disposals of any funds, rentals and securities belonging to the Company.
         15) Borrow money and open or close current and credit accounts, with or without collateral and under whatever terms and conditions.
         16) Agree upon, create, acknowledge, qualify, accept, waive, postpone, assign, split and cancel mortgages, guarantees, pledges, leaseholds, antichresis, easements and any and all other real property rights.
         17) Draw, accept, endorse, guarantee, discount, negotiate and protest bills of exchange, promissory notes, letters of credit or writs, cheques and any other payment instruments and commercial paper, as well as carry out any and all sorts of banking transactions.
         18) Approve such balance sheets, settlements, financial statements and reports as are to be submitted to the General Shareholders Meeting or to any authority or agency.
         19) Recommend to the General Shareholders Meeting the amount of the final dividends which are to be distributed, as well as decide upon the payment of interim dividends.
         20) Convene both ordinary and extraordinary General Shareholders Meetings and carry out the resolutions adopted thereat; and, to such end, enter, execute and sign such documents and instruments as may be required, as well as do whatever acts and things appear to contribute to said purpose.
         21) Delegate and substitute its powers upon one or more Directors or officials of the Company, as well as upon third parties, subject to the requirements contained in the legal provisions in force.
         22) Clarify any uncertainties that may arise with respect to the construction of the Articles of Association and the powers vested in the Board of Directors; and submit reports to the General Shareholders Meeting, so that the latter may resolve as necessary.
         As far as any legal requirements have been abode by, any resolutions adopted by the Board of Directors to this end shall be deemed an integral part of the Articles of Association, except as otherwise provided for by the General Shareholders Meeting.
         23) Discharge such responsibilities as the General Shareholders Meeting may lawfully vest in the Board.

                                                                      Section 31

                                                         The Executive Committee

1. Without prejudice to the legal provisions in force, the Board of Directors may delegate its powers and authorities upon an Executive Committee, which shall be made up by a minimum of three and a maximum of ten Directors and is to be created and dissolved by resolutions of the Board of Directors.

2. Upon its creation, the aforementioned Committee shall enact its own rules and procedures and shall meet on such dates and under such terms and conditions as the Committee itself shall deem fit. The Chairman, Vice Chairmen and Secretary, as well as the Assistant Secretaries, if any, to the Board of Directors, shall perform identical functions in the Executive Committee.

3. Any vacancies that may occur in the aforementioned Committee shall be filled, on a permanent basis, by the Board of Directors, and on a temporary basis, by the Executive Committee itself, until the former body holds a statutorily valid meeting.

5. The provisions pertaining to the Board of Directors under the third through the last paragraph of section 27 of these Articles of Association shall apply, mutatis mutandi, to the Executive Committee.

                                                                  Section 31 bis
                                            Audit and Control Committee

1. An Audit and Control Committee shall be set up within the Board of Directors, comprising at least three and a maximum of five Directors appointed by the Board of Directors. All members of that Committee must be non-executive Directors.

2. The Chairman of the Audit and Control Committee shall be appointed by the Committee itself from amongst its members, must be replaced every four years, and may be re-elected on expiry of one year from ceasing to hold office.

3. The Audit and Control Committee shall have at least the following powers and duties:

(i) through its Chairman, to report to the Annual General Shareholders' Meeting on any matters within the competence of the Committee raised by shareholders at the Meeting.

(ii) to propose to the Board of Directors for submission to the General Shareholders' Meeting appointment of the Auditor referred to in article 204 of the Ley de Sociedades Anonimas and, where applicable, the terms on which the Auditor is engaged, extent of the Auditor's instructions and revocation or renewal of the Auditor's appointment.

(iii)  to supervise internal auditing staff;

(iv) to be acquainted with the financial reporting and internal monitoring systems procedures; and

(v) to liaise with the Auditor to receive information on any matters which could jeopardise the Auditor's independence, and any other matters in connection with the process of carrying out the auditing of accounts, and to receive information and exchange with the Auditor the notifications referred to in legislation on the auditing of accounts and in technical auditing rules.

4. The Committee shall meet at least once a quarter and whenever appropriate, subject to notice of the meeting given by the Chairman, at its own initiative or in response to a request by two of its members or of the Management Committee.

5. The Audit and Control Committee shall be quorate when at least one half of its members, present or represented, are in attendance, and shall pass its resolutions by a majority of those present. In the case of an equality of votes, the Chairman shall have a casting vote.

6. The Board of Directors may issue implementing provisions and supplement the foregoing rules in its Rules, in accordance with its By-laws and the law.

                                                                      Section 32

                                                                    The Chairman

1. The Chairman of the Board of Directors shall preside over the Company and over all the management and administration bodies thereof; also, he or she shall be responsible for the execution of all resolutions passed by the Board itself or by the Executive Committee, the representation of which shall be vested in the Chairman of the Board with full powers and authority. Moreover, in case of emergency, the Chairman shall be entitled to perform such acts and things as may appear to him or her to inure for the benefit of the Company.

2. The Chairman of the Board of Directors shall perform, specifically, the following functions:

         1.- Represent the Company in its relationship, both with the Spanish Government and with all Spanish, foreign and international agencies and entities, as well as with all sorts of individuals and corporate bodies, as may be required for the achievement of the corporate object and of such other goals as may appear to be directly or indirectly related to such object. To such end, the Chairman shall be the authorised signatory for the Company and approve such reports, letters and writings as he or she shall deem useful to such ends.

         2.- Subject to the authority or approval by the Board of Directors or, as the case may be, by the Executive Committee, represent the Company in the execution of any and all sorts of deeds and agreements.
         3.- Also, represent the Company either as a plaintiff or as a defendant, complainant or co-litigant, or in any other quality or condition, in all kinds of courts, tribunals and arbitration bodies or agencies; and, to such end, he or she shall be entitled to grant such powers of attorney as may be necessary to whatever lawyers, solicitors and agents as may be necessary to represent the Company.

         4.- Convene and preside over ordinary and extraordinary General Shareholders Meetings, as well as over the meetings held by the Board of Directors and the Executive Committee, whereat he or she shall lead the discussions, see to the orderly development of the sessions and guarantee that the resolutions passed are duly documented.

         5.- Execute, formalise and, when needed, notarise any and all resolutions passed, within their respective authorities as described in these Articles of Association, by the General Shareholders Meeting, the Board of Directors and the Executive Committee.

         6.- Take, under such extraordinary circumstances as do not allow time to hold a Shareholders Meeting or, as the case may be, a meeting of the Board of Directors or the Executive Committee, such steps as may be required to protect the corporate interests and, to such effects, immediately convene said corporate bodies in order to report to them as provided for under the above paragraph.

         7.- Recommend to the Board of Directors or, as the case may be, to the Executive Committee, the adoption of such service provision arrangements as may appear to be appropriate in order to improve the quality and adequacy of the corporate services; also, recommend the adoption of such general or specific steps that he or she may deem convenient in order to achieve such goals.

         8.- Decide upon the examination, performance or improvement of whatever operations fall within the scope of the corporate object; and submit a proposal therefor to the consideration of the Board of Directors or, as the case may be, of the Executive Committee.

         9.- Perform, either personally or through third parties of his or her choice, the overall monitoring and supervision of any and all corporate operations and services and, as a result thereof, take such steps as may be deemed necessary for the avoidance of useless expenses, damages or misuses.

         10.- Approve, either personally or through such persons in which he or she may delegate such powers, the appointment of all corporate officials, managers and employees; otherwise, the latter shall not be allowed to hold office or obtain any remuneration from the Company.

         11.- Take such steps as he or she may deem convenient for the proper performance of services and the preservation of industrial discipline and, to such end, impose such sanctions as may be needed and allowed under the provisions of the internal regulations in force.

                                                                      Section 33
                                                         The corporate Secretary

1. The corporate Secretary shall be responsible for the safekeeping of the Company Files, the Minutes Books and whatever other documents, vouchers and supporting papers as may be of interest to the Company.

2. Besides, in his quality as Secretary to the Board of Directors and to the Executive Committee, he or she shall be responsible for the drafting of the Minutes, both of the General Shareholders Meetings and of the meetings of the Board of Directors and the Executive Committee, which shall be signed by the Corporate Secretary and by the Chairman. Moreover, the Corporate Secretary shall have authority, subject to such legal provisions as may be applicable in each case, to certify the Minutes and such other documents which may require certification in order to achieve the corporate object or which are required to be certified by any party entitled thereto.

                                                                         Part IV
                                                 On the annual accounts, profits
                                                                   and dividends

                                                                      Section 34
                            Financial year and presentation of annual statements

1. The financial year runs from the first of January through the thirty-first of December of each year.

2. Within the three months following the closing of the financial year, the Board of Directors shall establish, as provided for under the legal provisions in force, the annual statements, the operating report and the proposal for the distribution of profits.

3. The annual statements, which shall comprise the Balance Sheet, the Profit and Loss Account and the Annual Report, as well as the Operating Report, shall be firstly verified as provided for under law and then submitted to the General Shareholders Meeting, which shall resolve on the distribution of such profits as appear in the Balance Sheet as approved.

4. The provisions of this section shall apply, mutatis mutandi, as the case may be, to the consolidated annual statements of accounts and operating report.

                                                                      Section 35
                                                     Application of the Results.

1. The General Meeting will decide on the application of the Fiscal Year results in accordance with the Balance Sheet approved.

2. Once the items provided by Law or by these Bylaws have been covered, dividends may be distributed only by charging the Fiscal Year profit or the unrestricted reserves if the book value of Net worth is not lower than the capital stock or would not prove to be so as a result of the distribution.

3. The distribution of dividends to common shareholders will be executed proportionately to the capital that they have paid in.

4. The General Meeting may resolve to distribute dividends, or the issue premium, in kind, provided that the assets or securities subject to distribution are homogenous and are admitted for trading on an official market at the time the distribution resolution becomes effective. This latter requirement shall also be understood as satisfied when the Company provides adequate guaranties of liquidity.

The rule contained in the previous paragraph shall also apply to the return of contributions in cases of capital reduction.

                                                                          Part V
                                                      Winding up and liquidation

                                                                      Section 36
                                                          Grounds for winding up

The Company shall be wound up in any of such events as are contemplated under section 260 of the Limited Liability Companies Act.

                                                                      Section 37
                                                      Liquidation of the Company

1. The members of the Board of Directors holding office at the time of the winding up of the Company shall carry out the liquidation thereof, provided they are in an odd number; otherwise, the junior member of the Board shall be excluded from the liquidation function.

2. In the liquidation of the Company, the Directors shall abide by the legal provisions in force at that time.

         /1/Later amended by Act No 9/1991, as of 22/3/1991; Act No 13/1995, as of 18/5/1995; and Act No 12/1995, as of 11/5/1995.

         /2/Later amended by Act No 14/1995, as of April 21st. 1995.

         /3/New draft to section as approved at the General Shareholders Meeting of Telefonica, S.A., held in Madrid, on the 11/th/. Day of April of the year 2003